UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2015

COHERUS BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36721	27-3615821
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

201 Redwood Shores Parkway, Suite 200

Redwood City, CA 94065

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 649-3530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Conditions

On November 9, 2015, Coherus BioSciences, Inc. (“Coherus”) issued a press release reporting its financial results for its third quarter ended September 30, 2015. The full text of the press release is furnished as Exhibit 99.1 to this Form 8-K.

This information in this Item 2.02 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On November 9, 2015, Coherus and Baxalta Incorporated announced that CHS-0214, Coherus’ etanercept (Enbrel®) biosimilar product candidate, met its primary endpoints in a confirmatory, double-blind, randomized, controlled, two-part Phase 3 study. This 52-week study was designed to evaluate the efficacy and safety of CHS-0214 compared to Enbrel in patients with moderate-to-severe plaque psoriasis. The full text of the press release is furnished as Exhibit 99.2 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release titled “Coherus BioSciences Reports Third Quarter 2015 Financial and Operating Results and Corporate Events”, dated November 9, 2015

99.2	Press release titled “Coherus and Baxalta Announce CHS-0214 (Investigational Etanercept Biosimilar) Met Primary Efficacy Endpoints in Phase 3 Psoriasis Clinical Study (RaPsODY)”, dated November 9, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2015	COHERUS BIOSCIENCES, INC.

	By:	/s/ Jean-Frédéric Viret
	Name:	Jean-Frédéric Viret
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release titled “Coherus BioSciences Reports Third Quarter 2015 Financial and Operating Results and Corporate Events”, dated November 9, 2015

99.2	Press release titled “Coherus and Baxalta Announce CHS-0214 (Investigational Etanercept Biosimilar) Met Primary Efficacy Endpoints in Phase 3 Psoriasis Clinical Study (RaPsODY)”, dated November 9, 2015